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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation of our report, dated January 26, 1995, on the consolidated financial statements and supporting schedules of GTE Corporation and subsidiaries included in this Form 10-K, into the following previously filed Registration Statements:

               1.    Form S-8 of GTE Corporation (File No. 33-1521)

               2.    Form S-8 of GTE Corporation (File No. 33-20178)

               3.    Form S-8 of GTE Corporation (File No. 33-29419)

               4.    Form S-8 of GTE Corporation (File No. 33-34756)

               5.    Form S-4 of GTE Corporation (File No. 33-37530)

               6.    Form S-8 of GTE Corporation (File No. 33-39297)

               7.    Form S-3 of GTE Corporation (File No. 33-40247)

               8.    Form S-8 of GTE Corporation (File No. 33-46612)

               9.    Form S-3 of GTE Corporation (File No. 33-50263)

              10.    Form S-8 of GTE Corporation (File No. 33-50111)

              11.    Form S-3 of GTE Corporation (File No. 33-53495)

                                                      ARTHUR ANDERSEN LLP


Stamford, Connecticut
March 7, 1995